Exhibit 4.4

CERTIFICATE OF
EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
AND
EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
PURSUANT TO SECTIONS 1.2, 2.1, 3.1 AND 3.3
OF THE INDENTURE

AUGUST 2, 2011

The undersigned, Anthony J. Park and Michael L. Gravelle, do hereby certify as follows pursuant to Sections 1.2, 2.1, 3.1 and 3.3 of the Indenture (the “Base Indenture”), dated as of December 8, 2005, between Fidelity National Title Group, Inc. (as predecessor in interest to the Company) a Delaware corporation (the "Company") and The Bank of New York Trust Company, N.A. (now known as The Bank of New York Mellon Trust Company, N.A.), as Trustee, as amended by the First Supplemental Indenture (the “First Supplemental Indenture”), dated as of January 6, 2006, between such parties, and by the Second Supplemental Indenture (the “Second Supplemental Indenture,” and the Base Indenture, as amended by the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), dated as of May 5, 2010, between such parties:

A.    The undersigned, Anthony J. Park and Michael L. Gravelle, are the duly appointed and acting Executive Vice President and Chief Financial Officer and the duly appointed and acting Executive Vice President, General Counsel and Corporate Secretary, respectively, of the Company.

B.    The Company has determined to issue, offer and sell, in a transaction that, pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), is exempt from the registration and prospectus-delivery requirements of the Securities Act, a newly established series of Securities (such series of Securities, the “Notes”) to the Initial Purchasers (as defined below) pursuant to a purchase agreement (the “Purchase Agreement”), dated July 27, 2011, between the Company and, as representatives of the several initial purchasers named therein (the “Initial Purchasers”), Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC.

C.    The Initial Purchasers have agreed to purchase the Notes from the Company and to resell such notes to qualified institutional buyers, as defined in Rule 144A under the Securities Act, at an initial offering price equal to one hundred percent (100%) of the principal amount of such Notes.

D.    The Initial Purchasers have agreed to purchase three hundred million Dollars ($300,000,000) in aggregate principal amount of Notes, and the Company has granted the Initial Purchasers an option (the “Over-Allotment Option”) to purchase up to an additional sixty million Dollars ($60,000,000) in aggregate principal amount of Notes to cover over-allotments, if any.

E.    The Board of Directors of the Company, pursuant to resolutions duly adopted by such Board of Directors (a copy of such resolutions being attached hereto as Exhibit A), has authorized the undersigned to take such action as is necessary to establish such new series of Securities to be issued under the Indenture, and to determine and establish the form and terms thereof, and the undersigned, pursuant to the Indenture, hereby establish such new series with the terms set forth below in this clause E and elsewhere in this Certificate:

1.     The title of the Notes is "4.25% Convertible Senior Notes due 2018".

2.    The initial CUSIP number of the Notes shall be 31620R AD7. At the time, if any, that any Note shall be freely transferable (whether pursuant to Rule 144 under the Securities Act or otherwise), as determined by the Company, such Note may bear CUSIP number 31620R AE5.

3.    The initial limit upon the aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Notes pursuant to Sections 3.4, 3.5, 3.6, 8.6 or 10.7 of the Indenture, and except as provided in the last sentence of Section 3.1(c) of the Indenture) is three hundred million Dollars ($300,000,000) (or such higher amount, not to exceed three hundred and sixty million Dollars ($360,000,000), to the extent the Initial Purchasers exercise the Over-Allotment Option); provided, however, that (i) the limit upon the aggregate principal amount of the Notes may be increased by the Company without the consent of any Holder (as defined herein); and (ii) without the consent of any Holder, the Company may, but is not required to, reopen the offering of the Notes and issue additional Notes under the Indenture with the same terms and with the same CUSIP number(s) as the Notes in an unlimited aggregate principal amount, provided such additional Notes are fungible with the Notes for U.S. federal income tax and securities law purposes.

4.    The date on which the principal of the Notes is payable, unless the Notes are theretofore accelerated, converted or repurchased by the Company pursuant to the Indenture, shall be August 15, 2018 (the “Final Maturity Date”). The Notes shall bear no premium.

5.    The indebtedness of the Company arising under or in connection with the Notes outstanding from time to time, and the Indenture, as it relates to the Notes, constitutes and will constitute a senior unsecured obligation of the Company, ranking equally with other existing and future senior unsecured indebtedness of the Company and ranking senior to any existing or future subordinated indebtedness of the Company.

6.    The rate at which the Notes shall bear interest shall be four and one quarter percent (4.25%) per annum. Interest shall be computed on the basis of a 360-day year of twelve 30-day months and shall be payable semi-annually in arrears in accordance herewith and with the Indenture.

7.    Interest on the Notes shall accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, the date hereof, in each case to, but excluding, the next Interest Payment Date or the Final Maturity Date, as the case may be.

8.    The Interest Payment Dates of the Notes shall be February 15 and August 15 of each year. The initial Interest Payment Date shall be February 15, 2012. The Regular Record Date corresponding to any Interest Payment Date occurring on February 15 shall be the immediately preceding February 1, and the Regular Record Date corresponding to any Interest Payment Date occurring on August 15 shall be the immediately preceding August 1. Interest payable on the Notes on an Interest Payment Date shall be payable to the persons in whose name the Notes are registered at the close of business on the Regular Record Date for such Interest Payment Date; provided, however, that Defaulted Interest shall be payable as provided in the Indenture.

9.    Notwithstanding anything to the contrary in the Indenture, the Company shall make payments of interest on, principal of, and any cash Conversion Consideration (as defined herein) of, (i) the Notes of which the Holder is a Depositary, or its nominee, as holder of Notes in global form (such Notes, “Global Notes”), by wire transfer of immediately available funds; and (ii) each other Note, at the Company’s option, either by check mailed to the Holder of such Note or by wire transfer in immediately available funds to such Holder’s account within the United States.

10.    Notwithstanding anything to the contrary in the Indenture, the following terms shall, for purposes of the Notes, have the definitions so specified (which definitions shall, if also defined in the Indenture, replace the corresponding definition in the Indenture for purposes of the Notes):

“Applicable Conversion Rate” means, with respect to any day, the Conversion Rate in effect at 5:00 p.m., New York City time, on such day, or, if such day is not a Business Day, the Conversion Rate in effect at 5:00 p.m., New York City time, on the Business Day immediately preceding such day.

“BCF Cap” means an amount equal to 61.4628 shares per $1,000 principal amount of Securities, which amount shall be adjusted in the same manner in which the Conversion Rate is adjusted pursuant to Section 12.05.

“Bid Solicitation Agent” means an agent appointed by the Company to perform calculations as set forth in Section 12.01(c) of the Indenture.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which the Federal Reserve Bank of New York is authorized or obligated by law or executive order to close or be closed.

“Capital Stock” of any Person means any shares, interests, participations or other equivalents (however designated) of capital stock of such Person and all warrants or options to acquire such capital stock.

The phrase “close of business” means 5:00 p.m., New York City time.

“Conversion Agent” means any Person authorized by the Company to effect conversions of Notes on behalf of the Company in accordance with Article 12 of the Indenture.

“Conversion Consideration” means the consideration that is due, in accordance with this Indenture, upon conversion of a Note.

“Conversion Date” means, with respect to a Note to be converted, the date on which the conditions to such conversion set forth in Section 12.02(a) or Section 12.02(b), as applicable, are satisfied.

“Conversion Notice” means the notice titled as such on the reverse of the certificate(s) evidencing the Notes.

“Conversion Price” means, as of any time, an amount equal to a fraction (i) whose numerator is one thousand Dollars ($1,000) and (ii) whose denominator is the Conversion Rate in effect as of such time.

“Conversion Rate” means an amount, expressed as a number of shares of Common Stock per $1,000 principal amount of Notes, as provided in this Certificate, which amount shall initially be 46.3870 shares of common stock per $1,000 principal amount of Notes and which amount shall be subject to adjustment as provided in this Certificate.

“Conversion Settlement Day” has the following meaning with respect to a Note to be converted, except as otherwise provided in Section 12.03(c): (i) if Physical Settlement applies to such conversion, then the Conversion Settlement Day for such conversion is the third (3rd) Business Day following the Conversion Date of such conversion; and (ii) in all other cases, Conversion Settlement Day for such conversion is the third (3rd) Business Day following the last VWAP Trading Day of the Observation Period applicable to such conversion.

“Conversion Value” means, with respect to a Note to be converted, the sum of the Daily Conversion Values for each of the thirty (30) VWAP Trading Days in the Observation Period for such Note.

“Common Stock” means the common stock, $0.0001 par value per share, of the Company, or such other Capital Stock of the Company into which the Company's common stock is reclassified or changed.

“Daily Conversion Value” means, with respect to any VWAP Trading Day, one-thirtieth (1/30th) of the product of (i) the Applicable Conversion Rate on such VWAP Trading Day; and (ii) the daily VWAP per share of Common Stock on such VWAP Trading Day.

“Daily Measurement Value” means, with respect to any VWAP Trading Day in the Observation Period for a Note to be converted, an amount equal to a fraction (i) whose numerator is the Relevant Dollar Amount (expressed as an amount per $1,000 principal amount) applicable to such conversion; and (ii) whose denominator is thirty (30).

“Daily Share Amount” has the following meaning with respect to any VWAP Trading Day: (i) if the Daily Conversion Value for such VWAP Trading day exceeds the Daily Measurement Value for such VWAP Trading Day, then the Daily Share Amount for such VWAP Trading Day shall be an amount equal to a fraction (i) whose numerator is the excess of such Daily Conversion Value over such Daily Measurement Value; and (ii) whose denominator is the Daily VWAP per share of Common Stock on such VWAP Trading Day; and (ii) if the Daily Conversion Value for such VWAP Trading day does not exceed the Daily Measurement Value for such VWAP Trading Day, then the Daily Share Amount for such VWAP Trading Day shall be an amount equal to zero (0).

“Daily VWAP” means, with respect to any VWAP Trading Day, the volume-weighted average price per share of Common Stock, as displayed under the heading “Bloomberg VWAP” on Bloomberg page “FNF.N <equity> AQR” (or any successor page, if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one (1) share of Common Stock on such VWAP Trading Day, determined using a volume-weighted average method, by the Board of Directors); provided, however, that the Daily VWAP shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Establishing Certificate” means this Certificate.

“Ex-Dividend Date” means, with respect to an issuance or distribution on the Common Stock, the first date when shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Freely Tradable” means, with respect to the Notes and the shares, if any, of Common Stock issuable upon the conversion of the Notes, that such Notes and shares (i) are eligible to be sold by a “person” who has not been an “affiliate” (each as defined in Rule 144 under the Securities Act) of the Company during the preceding three (3) months without any volume or manner-of-sale restrictions under the Securities Act; (ii) do not bear a restricted security legend if not held or beneficially owned by a “person” who has been an “affiliate” (each as defined in Rule 144 under the Securities Act) of the Company during the preceding three (3) months; and (iii) with respect to Global Notes only, are identified by an unrestricted CUSIP number in the facilities of the Depositary if not beneficially owned by a “person” who has been an “affiliate” (each as defined in Rule 144 under the Securities Act) of the Company during the preceding three (3) months.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued when any of the following occurs:

(1)    a “person” or “group” (within the meaning of Section 13(d) of the Exchange Act (other than the Company, its Subsidiaries and the employee benefits plans of the Company and of the Company’s Subsidiaries)) has become the direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of the Company’s common equity representing more than fifty percent (50%) of the voting power of the Company’s common equity; provided, however, that if an event described in this clause (1) also constitutes a Fundamental Change pursuant to clause (2) below, then such event shall be deemed to be a Fundamental Change solely under clause (2) below;

(2)    the consummation of any consolidation or merger of the Company pursuant to which the Common Stock shall be converted into cash, securities or other property or any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s Subsidiaries (any such consolidation, merger, sale, lease or transfer, a “Business Combination Event”); provided, however, that (I) if the holders of more than fifty percent (50%) of the voting power of the Company’s common equity immediately before such Business Combination Event own, directly or indirectly, more than fifty percent (50%) of the voting power of the continuing or surviving Person or transferee, or the parent thereof, immediately after such Business Combination Event, then such Business Combination Event shall not constitute a Fundamental Change pursuant to this clause (2) (a Business Combination Event that satisfies the requirements of this clause (I), an “Excluded Business Combination Event”); and (II) a Business Combination Event shall not constitute a Fundamental Change if (x) at least ninety percent (90%) of the consideration received or to be received by holders of Common Stock (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in connection with such Business Combination Event consists of shares of common stock or depositary receipts evidencing interests in ordinary shares or common equity, which common stock or depositary receipts are (or shall be immediately following such Business Combination Event) traded on a U.S. national securities exchange (such shares or depositary receipts “Publicly Traded Securities”); and (y) as a result of such Business Combination Event, the Reference Property consists of such Publicly Traded Securities (a Business Combination Event that satisfies the requirements of clauses (x) and (y), a “Listed Stock Business Combination Event”);

(3)    the holders of the Common Stock approve any plan or proposal for the Company’s liquidation or dissolution; or

(4)    the Common Stock (or, if applicable, other common stock into which the Notes are then convertible) is neither listed nor quoted on a U.S. national securities exchange (or any successor thereto) for a period of at least five (5) consecutive days.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Last Reported Sale Price” of the Common Stock on any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share, or, if more than one in either case, the average of the average last bid prices per share and the average last ask prices per share) of Common Stock on such date, as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading, without regard to after-hours or extended market trading; provided, however, that if the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the such Trading Day, then the “Last Reported Sale Price” per share of Common Stock shall equal the last quoted bid price per share for the Common Stock in the over-the-counter market on such Trading Day as reported by Pink OTC Markets Inc. or a similar organization; provided, further, that if the Common Stock is not so quoted on such Trading Day, then the “Last Reported Sale Price” per share of Common Stock shall be the average of the mid-point of the last bid prices and last ask prices per share for the Common Stock on such day from each of at least three (3) nationally recognized independent investment banking firms (which may include the Initial Purchasers) selected by the Company for such purpose.

“Make-Whole Fundamental Change” means an event that constitutes a Fundamental Change or an Excluded Business Combination Event.

“Make-Whole Fundamental Change Conversion Period” means, with respect to a Make-Whole Fundamental Change, the period that begins on, and includes, the effective date of such Make-Whole Fundamental Change and ends on, and includes, the Business Day immediately preceding the earliest of (i) the thirty fifth (35th) Scheduled Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change; (ii) the Fundamental Change Purchase Date, if such Make-Whole Fundamental Change is also a Fundamental Change; and (iii) the second (2nd) Scheduled Trading Day immediately preceding the Final Maturity Date.

“Market Disruption Event” means the occurrence or existence on any Scheduled Trading Day of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, where such suspension or limitation occurs or exists at any time during the thirty (30) minutes prior to the closing time of the relevant exchange on such Scheduled Trading Day.

“Net-Share Settlement” means Combination Settlement with a Relevant Dollar Amount equal to $1,000 per $1,000 principal amount of Notes.

“Observation Period” has the following meaning with respect to any Note to be converted: (i) if the Conversion Date for such Note occurs prior to the thirty fifth (35th) Scheduled Trading Day immediately preceding the Final Maturity Date, the thirty (30) consecutive VWAP Trading Day period beginning on, and including, the second (2nd) Scheduled Trading Day after such Conversion Date (or, if such Scheduled Trading Day is not a VWAP Trading Day, the immediately following VWAP Trading Day); and (ii) if the Conversion Date for such Note occurs on or after the thirty fifth (35th) Scheduled Trading Day immediately preceding the Final Maturity Date, the thirty (30) consecutive VWAP Trading Day period beginning on, and including, the thirty second (32nd) Scheduled Trading Day immediately preceding the Final Maturity Date (or, if such Scheduled Trading Day is not a VWAP Trading Day, the immediately following VWAP Trading Day).

The phrase “open of business” means 9:00 a.m., New York City time.

“Purchase Notice” means the form titled “Form of Fundamental Change Purchase Notice” on the reverse side of the certificate(s) evidencing the Notes, or a facsimile thereof.

“Restricted Security” means a Note that constitutes a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading; provided, however, that if the Common Stock is not so listed or admitted for trading, then “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended.

“Settlement Method” means Physical Settlement, Cash Settlement or Combination Settlement.

“Trading Day” means any day on which (i) trading in the Common Stock generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (ii) there is no Market Disruption Event; provided, however, that if the Common Stock (or other security for which a Closing Sale Price must be determined) is not so listed or traded, then “Trading Day” means a Business Day.

“Trading Price” per $1,000 principal amount of the Notes on any Trading Day means the average (per $1,000 principal amount of the Notes) of the secondary market bid quotations provided to the Bid Solicitation Agent for five million Dollars ($5,000,000) in principal amount of the Notes at approximately 3:30 p.m., New York City time, on such Trading Day from three (3) independent nationally recognized securities dealers the Company selects (which may include the

Initial Purchasers); provided, however, that if three (3) such bids are not provided to the Bid Solicitation Agent but two (2) such bids are provided, then the average of such two (2) bids shall be used, and if only one (1) such bid is provided to the Bid Solicitation Agent, then such one (1) bid shall be used; provided, further, that if the Bid Solicitation Agent is not provided with at least one (1) bid for five million Dollars ($5,000,000) in principal amount of the Notes from an independent nationally recognized securities dealer on any Trading Day, then the Trading Price per $1,000 principal amount of Notes on that Trading Day shall be deemed to be less than ninety eight percent (98%) of the product of the Last Reported Sale Price per share of Common Stock on such Trading Day and the Applicable Conversion Rate on such Trading Day; provided, further, that if the Company fails to instruct the Bid Solicitation Agent to determine bids on a Trading Day when required pursuant to the Indenture and this Certificate, then the Trading Price per $1,000 principal amount of Notes on such Trading Day shall be deemed to be less than ninety eight percent (98%) of the product of the Last Reported Sale Price per share of Common Stock on such Trading Day and the Applicable Conversion Rate on such Trading Day.

“VWAP Market Disruption Event” means the occurrence of any of the following on any Scheduled Trading Day: (i) the failure by the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session on such Scheduled Trading Day; or (ii) the occurrence or existence, prior to 1:00 p.m., New York City time, for more than one half-hour period in the aggregate during regular trading hours during such Scheduled Trading Day, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“VWAP Trading Day” means any day on which (i) there is no VWAP Market Disruption Event and (ii) trading in the Common Stock generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the other principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; provided, however, that if the Common Stock (or any other security for which a Daily VWAP must be determined) is not so listed or traded, then “VWAP Trading Day” means a Business Day.

11.    For purposes of the Notes, the following Article 12 shall be deemed to be inserted in the Indenture immediately after Article 11 of the Indenture:

* * *

Article 12. Conversion

Section 12.01.    Conversion Privilege.

(a)    When Holders May Convert Notes. Subject to Article 13 and the last sentence of this Section 12.01(a), the Notes shall be convertible, in positive integral multiples of $1,000 principal amount, into cash, shares of Common Stock or a combination of cash and shares of Common Stock in accordance with this Article 12 only in the following circumstances:

(i)    Conversion Upon Satisfaction of Sale Price Condition. Prior to the close of business on the Business Day immediately preceding May 15, 2018, a Holder may surrender all or a portion of its Notes for conversion during any calendar quarter (and only during such calendar quarter) commencing after December 31, 2011, if, for each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Day period ending on, and including, the last Trading Day of the immediately preceding calendar quarter, the Last Reported Sale Price per share of the Common Stock on such Trading Day is greater than or equal to one hundred and thirty percent (130%) of the Applicable Conversion Price on such Trading Day.

(ii)    Conversion Upon Satisfaction of Trading Price Condition. Prior to the close of business on the Business Day immediately preceding May 15, 2018, a Holder may surrender all or a portion of its Notes for conversion during the five (5) consecutive Business Day period immediately following any ten (10) consecutive Trading Day period (such ten (10) consecutive Trading Day period, the “Measurement Period”) in which, for each Trading Day of such Measurement Period, the Trading Price per $1,000 principal amount of Notes (as determined following a request by a Holder in accordance with Section 12.01(c)) was less than ninety eight percent (98%) of the product of the Last Reported Sale Price per share of Common Stock on such Trading Day and the Applicable Conversion Rate on such Trading Day (such condition being referred to as the “Trading Price Condition”).

(iii)    Conversion Upon Specified Corporate Transactions.

(1)    Certain Distributions. If the Company elects to:

(A)    issue, to all or substantially all holders of Common Stock, any rights, options or warrants (other than pursuant to a rights plan) entitling such Holders, for a period of not more than sixty (60) calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock, at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding such announcement date; or

(B)    distribute, to all or substantially all holders of Common Stock, assets or debt securities of the Company, or any rights to purchase securities of the Company (other than pursuant to a rights plan), which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding ten percent (10%) of the Last Reported Sale Price per share of Common Stock on the Trading Day immediately preceding the date of announcement of such distribution, then, in each case, (I) the Company shall notify Holders at least thirty five (35) Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution; (II) upon the Company’s giving of such notice, a Holder may surrender all or a portion of its Notes for conversion at any time until the earlier of (i) 5:00 p.m., New York City time, on the Business Day immediately preceding such Ex-Dividend Date and (ii) the Company’s announcement that such issuance or distribution shall not take place; provided, however, that no Holder may convert Notes pursuant to this Section 12.01(a)(iii)(1) if such Holder is entitled to participate in such issuance or distribution as a result of holding, and without having to convert, Notes.

(2)    Certain Corporate Events. If a transaction or event that constitutes a Fundamental Change, Make-Whole Fundamental Change or Listed Stock Business Combination Event occurs, then (I) the Company shall notify Holders as soon as practicable after the Company first learns of the anticipated or actual effective date of such transaction or event (and the Company hereby undertakes to use commercially reasonably efforts to make such determination in time to deliver such notice at least thirty five (35) Scheduled Trading Days before the effective date of such transaction or event); and (II) a Holder may surrender all or a portion of its Notes for conversion at any time from the time the Company delivers such notice until the earliest of the following: (x) the thirty fifth (35th) Trading Day immediately following the effective date of such transaction or event; (y) in the event such transaction or event constitutes a Fundamental Change, the Business Day immediately preceding the Fundamental Change Purchase Date for such Fundamental Change; and (z) the date, if any, on which the Company announces that such transaction or event shall not occur.

(iv)    Conversions on or after May 15, 2018. On or after May 15, 2018, a Holder may surrender all or a portion of its Notes for conversion at any time prior to the close of business on the second (2nd) Scheduled Trading Day immediately preceding the Final Maturity Date.

Notwithstanding anything to the contrary in the Indenture, the Notes or the Establishing Certificate, in no event shall any Holder be entitled to surrender any Note for conversion after the close of business on the second (2nd) Scheduled Trading Day immediately preceding the Final Maturity Date.

(b)    Notices Relating to Convertibility Triggers. If the Notes become convertible pursuant to Section 12.01(a)(i) or Section 12.01(a)(ii), then the Company shall notify the Holders of the same and of the Holders' right to convert their Notes. If the Notes become convertible pursuant to Section 12.01(a)(ii), then the Company shall also notify Holders once the Trading Price Condition is no longer satisfied. If the Notes become convertible pursuant to Section 12.01(a)(iii), then the Company shall notify Holders as provided in Section 12.01(a)(iii). For the avoidance of doubt, the Company shall have no obligation to notify Holders that the Notes have become convertible pursuant to Section 12.01(a)(iv).

(c)    Determination of the Trading Price of the Notes. The Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Notes unless the Company shall have requested such determination, and the Company shall have no obligation to make such a request unless a Holder of at least one million Dollars ($1,000,000) in principal amount of Notes provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes is less than ninety eight percent (98%) of the product of the Last Reported Sale Price per share of Common Stock and the Applicable Conversion Rate and such Holder requests that the Company request that the Bid Solicitation Agent determine the Trading Price of the Notes. Upon receipt of such evidence and request, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until a Trading Day occurs on which the Trading Price per $1,000 principal amount of Notes for such Trading Day is greater than or equal to ninety eight percent (98%) of the product of the Last Reported Sale Price per share of Common Stock for such Trading Day and Applicable Conversion Rate for such Trading Day. The Company hereby appoints the Trustee as the initial Bid Solicitation Agent; provided, however, that the Company shall have the right, in its sole discretion, to appoint another Person as the Bid Solicitation Agent without prior notice to the Holders.

Section 12.02.    Conversion Procedures.

(a)    Procedures for Beneficial Interests in Global Notes. If the Notes are convertible pursuant to Section 12.01(a), then, to convert a beneficial interest in a Global Note, the holder of such beneficial interest must (i) comply with the Depositary’s procedures for converting a beneficial interest in such Global Note; (ii) pay all amounts, if any, due pursuant to, and in accordance with, Section 12.02(d) and Section 12.02(e); and (iii) in the event such beneficial interest is subject to a Purchase Notice, cause such Purchase Notice to be withdrawn with respect to such beneficial interest in accordance with this Indenture.

(b)    Procedures for Certificated Notes. If the Notes are convertible pursuant to Section 12.01(a), then, to convert a certificated Note, the Holder thereof must (i) complete and manually sign the Conversion Notice of such Note or a facsimile thereof; (ii) deliver such completed and manually signed Conversion Notice or facsimile (which shall be irrevocable upon such delivery) and such Note to the Conversion Agent; (iii) furnish appropriate endorsements and transfer documents, if reasonably requested by the Conversion Agent or the Company; (iv) pay all amounts, if any, due pursuant to, and in accordance with, Section 12.02(d) and Section 12.02(e); and (v) in the event such Note is subject to a Purchase Notice, cause such Purchase Notice to be withdrawn in accordance with this Indenture.

(c)    Denominations that Can Be Converted. Notwithstanding anything to the contrary in the Indenture, the Notes or the Establishing Certificate, a Note cannot be converted except in positive integral multiples of $1,000 in principal amount of such Note.

(d)    Payment of Interest Upon Surrender of Notes for Conversion. If a Holder surrenders a Note for conversion after 5:00 p.m., New York City time, on a Regular Record Date but prior to 9:00 a.m., New York City time, on the Interest Payment Date immediately following such Regular Record Date, then, notwithstanding anything to the contrary herein or in the Notes or the Establishing Certificate:

(i)    the interest payable with respect to such Note on such Interest Payment Date shall be paid, on such Interest Payment Date, to the Holder of such Note at 5:00 p.m., New York City time, on such Regular Record Date; and

(ii)    when such Note is surrendered for conversion, such Note shall be accompanied by payment to the Conversion Agent, on behalf of the Company, of an amount equal to the interest payable on such Interest Payment Date on such Note; provided, however, that no such payment shall be required (A) if such Note is surrendered for conversion after 5:00 p.m., New York City time, on the Regular Record Date immediately preceding the Final Maturity Date; (B) if the Company shall have specified a Fundamental Change Purchase Date that is after such Regular Record Date and on or before such Interest Payment Date; or (C) to the extent of any overdue interest, if any overdue interest exists on the Conversion Date of such Note.

Except as provided in the immediately preceding sentence, the Holder of a Note to be converted shall not shall not be entitled to receive, on account of such conversion, any separate cash payment for accrued and unpaid interest, and the Company’s delivery of the Conversion Consideration due upon such conversion shall be deemed to satisfy in full the Company’s obligation to pay the principal amount of such Note and accrued and unpaid interest on such Note to, but excluding, the Conversion Date of such Note, which accrued and unpaid interest shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.

(e)    Payment of Taxes and Similar Charges Upon Conversion. Upon conversion of any Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon such conversion, unless such tax is due because the Holder of such Note has requested that the consideration payable upon such conversion be delivered to a Person other than such Holder, in which case such Holder shall pay such tax. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 12.03.    Settlement Upon Conversion.

(a)    Determination of the Conversion Consideration. If a Note is tendered for conversion and the conditions for such conversion, as set forth in Section 12.02(a) or Section 12.02(b), as applicable, are satisfied, then, subject to Section 12.03(c):

(i)    the Settlement Method applicable to such conversion shall be determined pursuant to Section 12.03(b);

(ii)    the Company shall deliver, through the Conversion Agent, the following to the Holder of such Note:

(1)    if Physical Settlement applies to such conversion, a number of shares of Common Stock equal to the product of the principal amount of such Note (expressed in thousands) and the Applicable Conversion Rate in effect on the Conversion Date of such conversion; provided, however, that if such product is not a whole number and contains a fraction, then, subject to Section 12.03(a)(iii), the Company will pay a cash amount in lieu of issuing any fractional share, which cash amount shall be equal to the product of such fraction and the Last Reported Sale Price per share of Common Stock on such Conversion Date;

(2)    if Cash Settlement applies to such conversion, a cash amount equal to the product of the principal amount of such Note (expressed in thousands) and the Conversion Value applicable to such conversion; and

(3)    if Combination Settlement applies to such conversion, the following per $1,000 principal amount of such Note:

(A)    a cash amount equal to the sum, for each VWAP Trading Day in the Observation Period applicable to such conversion, of the lesser of (a) a fraction (such fraction, the “Daily Measurement Value”) whose numerator is the Relevant Dollar Amount applicable to such conversion and whose denominator is thirty (30); and (b) the Daily Conversion Value for such VWAP Trading Day; and

(B)    a number of shares of Common Stock, if any, equal to the sum, for each VWAP Trading Day in the Observation Period applicable to such conversion, of a fraction (a) whose numerator is the excess, if any, of (I) the Daily Conversion Value for such VWAP Trading Day over (II) the Daily Measurement Value for such VWAP Trading Day and (b) whose denominator is the Daily VWAP per share of Common Stock on such VWAP Trading Day; provided, however, that if such sum is not a whole number and contains a fraction, then, subject to Section 12.03(a)(iii), the Company will pay a cash amount in lieu of issuing any fractional share, which cash amount shall be equal to the product of such fraction and the Daily VWAP per share of Common Stock on the last VWAP Trading Day of such Observation Period;

(iii)    if Physical Settlement or Combination Settlement applies to such conversion, then the determination, pursuant to the proviso to Section 12.03(a)(ii)(1) or Section 12.03(a)(ii)(3)(B), as applicable, of the amount of cash, if any, to be delivered in lieu of issuing fractional shares shall be made by aggregating all of the Notes that the Holder of such Note has surrendered for conversion on a particular Conversion Date;

(iv)    the Conversion Consideration due upon such conversion shall be delivered by the Company on or before the Conversion Settlement Day for such conversion;

(v)    if Physical Settlement applies to such conversion, then the Person in whose name the certificate representing the shares of Common Stock constituting the Conversion Consideration due upon such conversion is to be registered shall be treated as a stockholder of record of such shares as of the close of business on the Conversion Date of such conversion;

(vi)    if Combination Settlement applies to such conversion, then the person in whose name the certificate representing the shares of Common Stock, if any, constituting the Conversion Consideration due upon such conversion is to be registered shall be treated as a stockholder of record of such shares as of the close of business on the last VWAP Trading Day of the Observation Period for such conversion;

(vii)    if such Note is to be converted in part, the Trustee shall authenticate and deliver to the Holder of such Note a new Note having a principal amount equal to the unconverted portion of the Note to be converted; and

(viii)    subject to Section 12.02(d)(i) on and after the Conversion Date for such conversion, all rights of the Holder of such Note with respect to such Note shall terminate, other than the right to receive the Conversion Consideration due upon such conversion in accordance with this Indenture.

(b)    Determination of the Settlement Method. If a Note is to be converted in accordance with this Article 12, then, subject to Section 12.03(c), the Company shall, no later than the Business Day following the Conversion Date of such Note, notify the Holder of such Note whether the Conversion Consideration due upon such conversion shall be determined pursuant to Section 12.03(a)(ii)(1) (“Physical Settlement”), Section 12.03(a)(ii)(2) (“Cash Settlement”) or Section 12.03(a)(ii)(3) (“Combination Settlement”), which notice shall, once given, be irrevocable and shall also state, in the case of Combination Settlement, the maximum amount of cash (excluding cash, if any, payable in lieu of any fractional share) due upon such conversion per $1,000 principal amount of such Note (such maximum cash amount per $1,000 principal amount, the “Relevant Dollar Amount”); provided, however, that:

(i)    if the Company shall fail to provide such notice as required, then (A) such failure shall be deemed not to be a Default or Event of Default; and (B) Net-Share Settlement shall apply to such conversion;

(ii)    on or before May 15, 2018, the Company shall provide a separate notice specifying the Settlement Method that shall apply to each Note whose Conversion Date is on or after May 15, 2018, and such notice, once given, shall be irrevocable; provided, however, if the Company shall fail to provide such notice as required, then (A) such failure shall be deemed not to be a Default or Event of Default; and (B) Net-Share Settlement shall apply to all Notes whose Conversion Date is on or after May 15, 2018;

(iii)    by notice to the Holders, the Company may, in its sole discretion, irrevocably elect that the Settlement Method applicable to each Note whose Conversion Date is after the date of such notice shall be Combination Settlement, with a specified Relevant Dollar Amount set forth in such notice, except that the Company shall not be permitted to make such election after May 15, 2018 if the Company shall have elected, pursuant to Section 12.03(b)(ii), a particular Settlement Method to apply to all Notes whose Conversion Date is on or after May 15, 2018;

(iv)    by notice to the Holders, the Company may, in its sole discretion, irrevocably waive its right to elect Physical Settlement for any Note whose Conversion Date is after the date of such notice, except that the Company shall not be permitted to make such election after May 15, 2018 if the Company shall have elected, pursuant to Section 12.03(b)(ii), Physical Settlement to apply to all Notes whose Conversion Date is on or after May 15, 2018; and

(v)    if Combination Settlement applies to such conversion and the Company shall have failed to specify the Relevant Dollar Amount applicable to such conversion, then (A) such failure shall be deemed not to be a Default or Event of Default; and (B) the Relevant Dollar Amount applicable to such conversion shall be $1,000 per $1,000 principal amount of such Note.

(c)    Conversions in Connection with Certain Make-Whole Fundamental Changes. Notwithstanding anything to the contrary in the Indenture, the Notes or the Establishing Certificate, if:

(i)    a Make-Whole Fundamental Change occurs;

(ii)    such Make-Whole Fundamental Change constitutes a Fundamental Change pursuant to clause (2) of the definition of Fundamental Change or constitutes an Excluded Business Combination Event;

(iii)    holders of Common Stock receive only cash in such Make-Whole Fundamental Change; and

(iv)    the Conversion Date for a Note to be converted occurs during the Make-Whole Fundamental Change Conversion Period for such Make-Whole Fundamental Change,

then:

(1)    the Company need not deliver any notice of the Settlement Method applicable to such conversion;

(2)    the Conversion Consideration for such conversion shall consist solely of a cash amount equal to the product of (x) the principal amount of such Note (expressed in thousands), (y) the Applicable Conversion Rate on such Conversion Date (which Applicable Conversion Rate shall, for the avoidance of doubt, be increased pursuant to Section 12.13 if such Section 12.13 provides for such Applicable Conversion Rate to be increased in connection with such conversion); and (z) the Stock Price applicable to such Make-Whole Fundamental Change; and

(3)    the Conversion Settlement Day for such conversion shall be the third (3rd) Business Day immediately following such Conversion Date.

Section 12.04.    Company to Provide Stock. The Company shall at all times reserve out of its authorized but unissued Common Stock, or Common Stock held in its treasury, enough shares of Common Stock to permit the conversion, in accordance herewith, of all of the Notes. All shares of Common Stock which may be issued upon conversion of the Notes shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim.

Section 12.05.    Adjustments to the Conversion Rate for Certain Transactions. Subject to Section 12.08 and Section 12.07, the Conversion Rate shall be subject to adjustment from time to time as follows:

(a)    If the Company issues solely shares of the Common Stock as a dividend or distribution on all or substantially all of the shares of Common Stock, or if the Company effects a share split or share combination of the Common Stock, then the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0 x	OS1
OS0
where:

CR0 = the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or combination, as the case may be;

CR1 = the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or effective date, as the case may be;

OS0 = the number of shares of Common Stock outstanding immediately before the open of business on such Ex-Dividend Date or effective date, as the case may be; and

OS1 = the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as the case may be.

Each adjustment pursuant to this Section 12.05(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution or effective date for such share split or combination, as the case may be. If any dividend, distribution, split or combination of the type described in this Section 12.05(a) is declared but not so paid or made, then the Conversion Rate shall immediately be readjusted, effective as of the date the Board of Directors determines not to make such dividend, distribution, split or combination, to the Conversion Rate that would then be in effect had such dividend, distribution, split or combination not been declared or announced.

(b)    If the Company issues, to all or substantially all holders of Common Stock, any rights, options or warrants (other than pursuant to any rights plan in effect from time to time) entitling them, for a period of not more than sixty (60) calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding such announcement date, then the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	x	OS0 + X
OS0 + Y
where:

CR0 = the Conversion Rate in effect immediately before the open of business on the Ex-Dividend Date for such issuance;

CR1 = the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0 = the number of shares of the Common Stock outstanding immediately before the open of business on such Ex-Dividend Date;

X = the total number of shares of the Common Stock issuable pursuant to such rights, options or warrants; and

Y = a fraction whose numerator is the aggregate price payable to exercise such rights, options or warrants and whose denominator is the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding such announcement date.

Each adjustment to the Conversion Rate pursuant to this Section 12.05(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustment made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, then the Conversion Rate shall immediately be readjusted to equal the Conversion Rate that would then be in effect had the relevant adjustment pursuant to this Section 12.05(b) not occurred.

For purposes of this Section 12.05(b), in determining whether any rights, options or warrants entitle the holders thereof to subscribe for or purchase Common Stock at a per share price that is less than the average of the Last Reported Sale Prices per share of the Common Stock referred to above, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable upon exercise thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)

(i)    If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company, or rights or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of Common Stock, excluding:

(1)    dividends or distributions (including subdivisions) and rights, options or warrants for which an adjustment is made pursuant to Section 12.05(b) or Section 12.05(a);

(2)    rights issued to all holders of Common Stock pursuant to a rights plan, where such rights are not presently exercisable, continue to trade with the Common Stock and Holders shall receive such rights together with the Common Stock, if any, they receive upon conversion of their Notes as provided in Section 12.11;

(3)    dividends or distributions paid exclusively in cash for which an adjustment is made pursuant to Section 12.05(d); and

(4)    Spin-Offs for which an adjustment is made pursuant to Section 12.05(c)(ii),

then the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	x	SP0
SP0 - FMV
where:

CR0 = the Conversion Rate in effect immediately before the open of business on the Ex-Dividend Date for such distribution;

CR1 = the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0 = the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV = the fair market value (as determined by the Board of Directors), as of the open of business on the Ex-Dividend Date for such distribution, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights or warrants distributed with respect to each outstanding share of Common Stock;

provided, however, that if SP0 minus FMV is less than one Dollar ($1.00), then, in lieu of the foregoing adjustment, each Holder shall receive, for each $1,000 principal amount of its Notes, at the same time and upon the same terms as holders of Common Stock, the amount and kind of Capital Stock, indebtedness, assets, property, rights or warrants that such Holder would have received as if such Holder had owned a number of shares of Common Stock equal to the Conversion Rate in effect at the close of business on the regular record date for such distribution.

Each adjustment to the Conversion Rate pursuant to this Section 12.05(c)(i) shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, or if any rights or warrants are not exercised before their expiration date, then the Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect had such distribution not been declared or to the extent such rights or warrants were actually exercised, as applicable.
(ii)    If the Company dividends or distributes, to all or substantially all holders of Common Stock, shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company and such Capital Stock or equity interest is listed for trading or quoted (or shall be listed or quoted upon consummation of the transaction) on a securities exchange (such a dividend or distribution, a “Spin-Off”), then the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	x	FMV0 + MP0
MP0
where:

CR0 = the Conversion Rate in effect immediately before the open of business on the Ex-Dividend Date for such Spin-Off;

CR1 = the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such Spin-Off;

FMV0 = the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to Holders of the Common Stock applicable to one (1) share of Common Stock over the ten (10) consecutive Trading Day period (such period, subject to the immediately following proviso, the “Valuation Period”) immediately following, and including, the Ex-Dividend Date of the Spin-Off; and

MP0 = the average of the Last Reported Sale Prices per share of Common Stock over the Valuation Period;

provided, however, that (i) if the Conversion Settlement Day for a Note whose conversion is to be settled pursuant to Cash Settlement or Combination Settlement occurs on or before the last Trading Day in the Valuation Period and any VWAP Trading Day in the Observation Period for such Note occurs on any Trading Day within the Valuation Period, then, solely for purposes of determining the Conversion Consideration for such Note, the Valuation Period shall be deemed to be the period from, and including, the Ex-Dividend Date of such Spin-Off to, and including, the last VWAP Trading Day in such Observation Period (or, if such VWAP Trading Day is not a Trading Day, the immediately preceding Trading Day); and (ii) if the Conversion Settlement Day for a Note whose conversion is to be settled pursuant to Physical Settlement occurs on or before the last Trading Day in the Valuation Period and the Conversion Date for such Note occurs on any Trading Day within the Valuation Period, then, solely for purposes of determining the Conversion Consideration for such Note, the Valuation Period shall be deemed to be the period from, and including, the Ex-Dividend Date of such Spin-Off to, and including, such Conversion Date (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day).

Each adjustment to the Conversion Rate pursuant to this Section 12.05(c)(ii) shall become effective immediately after the open of business on the Ex-Dividend Date for the Spin-Off. If such Spin-Off is subsequently cancelled and does not become effective, then the Conversion Rate shall be readjusted the Conversion Rate that would have been in effect if such Spin-Off had not been declared.

(d)    If the Company makes or pays any cash dividend or distribution to all or substantially all holders of Common Stock, excluding:

(i)    any quarterly cash dividend on the Common Stock to the extent that the aggregate cash dividend per share of Common Stock in any fiscal quarter does not exceed twelve cents ($0.12) (the “Dividend Threshold Amount,” which amount shall be adjusted proportionately for stock splits, dividends and combinations and similar transactions); and

(ii)    distributions made upon a consolidation, merger, combination or sale, lease or other transfer that results in a change in the Conversion Consideration pursuant to Section 12.14,

then the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	x	SP0
SP0 - C

where:

CR0 = the Conversion Rate in effect immediately before the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1 = the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0 = the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C = the amount in cash per share that the Company pays or distributes to holders of Common Stock that is in excess of the Dividend Threshold Amount (and for which no adjustment has been made);

provided, however, that if SP0 minus C is less than one Dollar ($1.00), then, in lieu of the foregoing adjustment, each Holder shall receive, for each $1,000 principal amount of its Notes, at the same time and upon the same terms as holders of Common Stock, the amount of cash such Holder would have received if such Holder had owned a number of shares of Common Stock equal to the Conversion Rate in effect at the close of business on the regular record date for such dividend or distribution.

Each adjustment to the Conversion Rate pursuant to this Section 12.05(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid or made, then the Conversion Rate shall be readjusted the Conversion Rate that would then be in effect had such dividend or distribution not been declared.

(e)    If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock, and the cash and value (as determined by the Board of Directors) of any other consideration included in the payment per share of Common Stock exceeds the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day immediately following the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer, then the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0	x	AC + (SP1 x OS1)
OS0 x SP1
where:

CR0 = the Conversion Rate in effect immediately before the close of business on the Expiration Date;

CR1 = the Conversion Rate in effect immediately after the close of business on the Expiration Date;

AC = the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased or exchanged in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately before the time (the “Expiration Time”) such tender or exchange offer expires (before giving effect to the purchase or exchange of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1 = the number of shares of Common Stock outstanding immediately after the Expiration Time (after giving effect to the purchase or exchange of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 = the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (such period, subject to the immediately following proviso, the “Tender/Exchange Offer Valuation Period”) commencing on, and including, the Trading Day immediately following the Expiration Date;

provided, however, that (i) if the Conversion Settlement Day for a Note whose conversion is to be settled pursuant to Cash Settlement or Combination Settlement occurs on or before the last Trading Day in the Tender/Exchange Offer Valuation Period and any VWAP Trading Day in the Observation Period for such Note occurs on any Trading Day within the Tender/Exchange Offer Valuation Period, then, solely for purposes of determining the Conversion Consideration for such Note, the Tender/Exchange Offer Valuation Period shall be deemed to be the period from, and including, the Trading Day immediately following the Expiration Date to, and including, the last VWAP Trading Day in such Observation Period (or, if such VWAP Trading Day is not a Trading Day, the immediately preceding Trading Day); and (ii) if the Conversion Settlement Day for a Note whose conversion is to be settled pursuant to Physical Settlement occurs on or before the last Trading Day in the Tender/Exchange Offer Valuation Period and the Conversion Date for such Note occurs on any Trading Day within the Tender/Exchange Offer Valuation Period, then, solely for purposes of determining the Conversion Consideration for such Note, the Tender/Exchange Offer Valuation Period shall be deemed to be the period from, and including, the Trading Day immediately following the Expiration Date to, and including, such Conversion Date (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day).

Each adjustment to the Conversion Rate pursuant to this Section 12.05(e) shall become effective immediately after the close of business on the Expiration Date.

Section 12.06.    Other Adjustments to the Conversion Rate. Subject to applicable law and any applicable stock exchange rules, the Company may, but is not required to, (i) increase the Conversion Rate by any amount for a period of at least twenty (20) Business Days if the Board of Directors determines that such increase would be in the Company’s best interest; and (ii) increase the Conversion Rate to avoid or diminish income tax to holders of the Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

Section 12.07.    Rounding of Adjustments. Each adjustment to the Conversion Rate shall be calculated to the nearest one-ten-thousandths (1/10,000th) of one (1) share of Common Stock.

Section 12.08.    No Adjustments.

(a)    Notwithstanding anything to the contrary in the Indenture, the Notes or the Establishing Certificate, no adjustment to the Conversion Rate need be made:

(i)    for a transaction if each Holder of Notes is to participate, as a result of holding such Notes, in such transaction, without having to convert such Notes, as if such Holder held a number of shares of Common Stock equal to the product of (A) the Conversion Rate in effect at the close of business on the record date or other relevant date for such transaction and (B) the principal amount (expressed in thousands) of such Notes;

(ii)    upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(iii)    upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iv)    upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security that is not described in Section 12.08(a)(iii) and that is outstanding as of the date the Notes were first issued;

(v)    for a change in the par value of the Common Stock; or

(vi)    for accrued and unpaid interest on the Notes.

(b)    The Company shall not be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least one percent (1%) in the Conversion Rate; provided, however, that the Company shall carry forward any adjustments that are less than one percent (1%) of the unadjusted Conversion Rate and shall give effect to all such carried-forward adjustments with respect to a Note, regardless of whether the aggregate adjustment is less than one percent (1%), effective beginning on the Conversion Date for such Note.

(c)    Except as provided in the Indenture, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.

(d)    Notwithstanding anything to the contrary in the Indenture, the Notes or the Establishing Certificate, if an event would require an adjustment to the Conversion Rate pursuant to Section 12.05 (other than as a result of a reverse share split or share combination) that would result in a decrease in the Conversion Rate, then no adjustment to the Conversion Rate shall be made on account of such event.

(e)    Notwithstanding anything to the contrary in the Indenture, the Notes or the Establishing Certificate, in no event shall the conversion rate exceed the BCF Cap.

Section 12.09.    Company Covenants Not to Engage in Certain Transactions. The Company hereby covenants that it shall not, at any time when any Notes are outstanding, take any action that would result in adjustment of the Conversion Rate that would increase the Conversion Rate to an amount that is greater than a fraction whose numerator is one thousand dollars ($1,000) and whose denominator is the par value per share of Common Stock.

Section 12.10.    Participation in Distributions Resulting in a Conversion Rate Adjustment.

(a)    Subject to Section 12.10(c), if:

(i)    a Holder converts a Note;

(ii)    Combination Settlement applies to such conversion;

(iii)    on any VWAP Trading Day during the Observation Period for such Note, the Daily Conversion Value for such VWAP Trading Day exceeds the Daily Measurement Value for such VWAP Trading Day;

(iv)    any event that requires an adjustment to the Conversion Rate pursuant to Section 12.05 has occurred on or before such VWAP Trading Day, but the effective time of such adjustment does not occur until after such VWAP Trading Day; and

(v)    the shares of Common Stock that the Company shall deliver to such Holder with respect to such VWAP Trading Day are not entitled to participate in such event (because they were not held on the related regular record date or otherwise), then the Company shall adjust the number of shares of Common Stock that the Company delivers to such Holder as part of the Conversion Consideration applicable to such VWAP Trading Day in a manner that appropriately reflects the relevant event.

(b)    Subject to Section 12.10(c), if:

(i)    a Holder converts a Note;

(ii)    Physical Settlement applies to such conversion;

(iii)    any event that requires an adjustment to the Conversion Rate pursuant to Section 12.05 has occurred on or before the Conversion Date for such conversion, but the effective time of such adjustment does not occur until after such Conversion Date; and

(iv)    the shares that the Company shall deliver to such Holder as part of the Conversion Consideration for such conversion are not entitled to participate in such event (because they were not held on the related regular record date or otherwise), then the Company shall adjust the number of shares that the Company deliver to such Holder as part of the Conversion Consideration for such conversion in a manner that appropriately reflects the relevant event.

(c)    Notwithstanding anything to the contrary in the Indenture, the Notes or the Establishing Certificate, if:

(i)    if an event occurs that requires an adjustment to the Conversion Rate pursuant to Section 12.05; and

(ii)    a Holder that has converted its Notes would:

(1)    receive, on account of such conversion, shares of Common Stock based on a Conversion Rate that is adjusted to account for such event; and

(2)    be a record holder of such shares of the Common Stock on the regular record date for such event,

then, in lieu of receiving shares of Common Stock at such adjusted Conversion Rate, such Holder shall receive a number of shares of Common Stock based on the unadjusted Conversion Rate and shall participate in such event on the basis of being a record holder of such shares on such regular record date.

Section 12.11.    Stockholder Rights Plans. To the extent that the Company shall have a rights plan in effect at the time any shares of Common Stock are deliverable as Conversion Consideration in connection with the conversion of a Note, then the Holder of such Note shall receive, in addition to any such shares of Common Stock, the rights under such rights plan, unless the rights have separated from the Common Stock before such delivery, in which case the Conversion Rate shall be adjusted at the time of such separation pursuant to Section 12.05(c)(i) as if the Company had distributed to, all of holders of Common Stock, shares of the Company’s Capital Stock, evidences of indebtedness, assets, property, rights or warrants, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 12.12.    Equitable Adjustments. Whenever any provision of the Indenture requires the calculation of the Last Reported Sale Price, the Daily VWAP or any functions thereof over a span of multiple days, the Company will, to the extent appropriate, make adjustments to such prices, such functions of prices, the Conversion Rate or the Conversion Consideration due upon conversion of any Note to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of such event occurs, at any time before or during the period during which such calculation is to be made.

Section 12.13.    Adjustment to Conversion Rate Upon a Conversion in Connection With a Make-Whole Fundamental Change.

(a)    Increase to the Conversion Rate for Certain Conversions. If a Make-Whole Fundamental Change occurs and the Conversion Date for a Note to be converted occurs during the Make-Whole Fundamental Change Conversion Period for such Make-Whole Fundamental Change, then solely for purposes of determining the Conversion Consideration for such Note, the Applicable Conversion Rate on such Conversion Date (or, if Cash Settlement or Combination Settlement applies to such conversion, each of the Applicable Conversion Rates on each VWAP Trading Day of the Observation Period applicable to such conversion) shall be increased to an amount equal to the Conversion Rate that would, but for this Section 12.13, otherwise apply to such conversion pursuant to this Article 12, plus an amount equal to the Make-Whole Applicable Increase.

(b)    Definitions.

(i)    As used herein, “Make-Whole Applicable Increase” means, with respect to a Make-Whole Fundamental Change, the amount, set forth in the following table, which corresponds to the date such Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the Stock Price applicable to such Make-Whole Fundamental Change:

Stock Price

Effective Date	$16.27	$17.00	$18.00	$19.00	$20.00	$22.50	$25.00	$27.50	$30.00	$35.00	$40.00
August 2, 2011	15.0758	13.3752	11.4265	9.8372	8.5388	6.2243	4.7830	3.8502	3.2191	2.4304	1.9750
August 15, 2012	15.0758	13.8021	11.6922	9.9685	8.5616	6.0698	4.5465	3.5867	2.9558	2.1981	1.7777
August 15, 2013	15.0758	14.1902	11.9057	10.0387	8.5161	5.8379	4.2340	3.2543	2.6342	1.9250	1.5530
August 15, 2014	15.0758	14.4518	11.9885	9.9717	8.3292	5.4676	3.8012	2.8255	2.2381	1.6072	1.2980
August 15, 2015	15.0758	14.3854	11.7526	9.5953	7.8443	4.8423	3.1707	2.2550	1.7432	1.2467	1.0116
August 15, 2016	15.0758	13.8997	11.0976	8.7994	6.9464	3.8655	2.2906	1.5291	1.1569	0.8476	0.6988
August 15, 2017	15.0758	12.9335	9.9229	7.4364	5.4527	2.3795	1.1242	0.6914	0.5447	0.4320	0.3630
August 15, 2018	15.0758	12.4365	9.1686	6.2446	3.6130	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

provided, however, that:

(1)    if the Stock Price is between two Stock Prices listed in the table above or the Effective Date is between two Effective Dates listed in the table above, then the Make-Whole Applicable Increase shall be determined by a straight-line interpolation between the Make-Whole Applicable Increases set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365- or 366-day year, as applicable;

(2)    if the Stock Price is greater than forty Dollars ($40.00) per share (subject to adjustment in the same manner as the prices are adjusted pursuant to Section 12.13(b)(i)(3)(A)), or less than sixteen Dollars and twenty seven cents ($16.27) per share (subject to adjustment in the same manner as the prices are adjusted pursuant to Section 12.13(b)(i)(3)(A)), then the Make-Whole Applicable Increase shall be equal to zero (0); and

(3)    if an event occurs that requires, pursuant to this Article 12 (other than solely pursuant to this Section 12.13), an adjustment to the Conversion Rate, then, on the date and at the time such adjustment is so required to be made, (A) each price set forth in the table above in the row immediately below the row titled “Stock Price” shall be deemed to be adjusted so that such price, at and after such time, shall be equal to the product of (1) such price as in effect immediately before such adjustment to such price and (2) a fraction whose numerator is the Conversion Rate in effect immediately before such adjustment to the Conversion Rate and whose denominator is the Conversion Rate to be in effect, in accordance with this Article 12, immediately after such adjustment to the Conversion Rate; and (B) each Make-Whole Applicable Increase amount set forth in the table above shall be adjusted in the same manner as the Conversion Rate is adjusted pursuant to this Article 12 (excluding adjustments solely pursuant to this Section 12.13).

(ii)    As used herein, “Stock Price” has the following meaning with respect to a Make-Whole Fundamental Change: (a) if the holders of Common Stock receive only cash in such Make-Whole Fundamental Change, then the Stock Price with respect to such Make-Whole Fundamental Change shall be the cash amount paid per share of Common Stock; (b) otherwise, the Stock Price with respect to such Make-Whole Fundamental Change shall be the average of the Last Reported Sale Prices per share of Common Stock over the five (5) consecutive Trading Days ending on, and including, the Trading Day immediately preceding the Effective Date of such Make-Whole Fundamental Change.

(c)    Notice Requirements. The Company shall notify Holders of a Make-Whole Fundamental Change as soon as practicable after the Company first learns of the anticipated or actual Effective Date for such Make-Whole Fundamental Change, and the Company hereby undertakes to use commercially reasonable efforts to make such determination in time to deliver such notice at least thirty five (35) Scheduled Trading Days before the Effective Date for such Make-Whole Fundamental Change.

Section 12.14.    Recapitalizations, Reclassifications and Changes in the Common Stock. If:

(a)    any of the following transactions (each, a “Conversion Right Change Event”) shall occur:

(i)    any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or changes in par value, including from par value to no par value or from no par value to par value);

(ii)    any consolidation, merger or combination involving the Company;

(iii)    any sale, lease or other transfer to a third party of substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole; or

(iv)    any statutory share exchange; and

(b)    as a result of such Conversion Right Change Event, the Common Stock would be converted into, or exchanged for, or would constitute solely the right to receive, stock, other securities or other property or assets (including cash or any combination thereof) (such stock, securities, property, assets or cash, the “Reference Property,” and the amount of Reference Property that a Holder of one (1) share of Common Stock would be entitled to receive on account of such Conversion Right Change Event (without regard to any arrangement pursuant to which fractional units of property will not be delivered), a “Reference Property Unit”), then the Company or such successor or purchasing Person, as the case may be, shall, as a condition precedent to such Conversion Right Change Event (and, in the event such successor or purchasing Person is not the Company, the Company shall cause such successor or purchasing Person to) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee (which supplemental indenture shall apply only to the Notes and not to any other series of Securities) providing that, from and after the effective time of such Conversion Right Change Event, the Conversion Consideration due upon conversion of any Note shall be determined in the same manner as if each reference to any number of shares of Common Stock in this Article 12 were instead a reference to the same number of Reference Property Units. For the avoidance of doubt, from and after such effective time, the Daily VWAP for any VWAP Trading Day in the Observation Period for a Note to which Cash Settlement or Combination Settlement applies shall be calculated based on the value of a Reference Property Unit on such VWAP Trading Day. If a Conversion Right Change Event causes the Common Stock to be converted into, or exchanged for, or to constitute solely the right to receive, more than a single type of consideration (determined based in part upon any form of stockholder election), then the amount and kind of Reference Property used to determine the composition of the Reference Property Unit shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election.

The supplemental indenture referred to in the first sentence of this Section 12.14 shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article 12. If such successor or purchasing Person is not the Company, then such supplemental indenture shall provide for the assumption, by such successor or purchasing Person, of the Company’s obligations with respect to the Notes under this Indenture. If, pursuant to such Conversion Right Change Event, the Reference Property includes shares of stock or other securities and property of a Person other than the successor or purchasing Person, as the case may be, in such Conversion Right Adjustment Event, then such supplemental indenture shall also be executed by such other Person.

The Company hereby covenants not to become a party to a Conversion Right Change Event unless the terms of such Conversion Right Change Event are consistent with this Section 12.14.

Section 12.15.     Trustee Adjustment Disclaimer. The Trustee shall have no duty to determine when an adjustment under this Article 12 should be made, how it should be made or what it should be. The Trustee shall have no duty to determine whether a supplemental indenture under Section 12.14 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of the Notes. The Trustee shall not be responsible for the Company's failure to comply with this Article 12. Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 12.15 as the Trustee.

* * *

12.    For purposes of the Notes, the following Article 13 shall be deemed to be inserted in the Indenture immediately after Article 12 of the Indenture:

* * *

Article 13. Repurchase at Option of Holder Upon a Fundamental Change

Section 13.01.    Right to Cause the Company to Repurchase Notes Upon a Fundamental Change. If a Fundamental Change occurs at any time when any Notes are outstanding, then each Holder of Notes shall have the right (the “Fundamental Change Purchase Right”), at such Holder’s option, to require the Company to repurchase (a “Purchase Upon Fundamental Change”) all of such Holder’s Notes (or portions thereof that are positive integral multiples of $1,000 in principal amount), on a date selected by the Company (the “Fundamental Change Purchase Date”), which Fundamental Change Purchase Date shall be no later than thirty five (35) calendar days, nor earlier than twenty (20) calendar days, after the date the Fundamental Change Notice is delivered in accordance with Section 13.03, at a price, payable in cash, equal to one hundred percent (100%) of the principal amount of the Notes (or portions thereof) to be so repurchased (the “Fundamental Change Purchase Price”), plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Purchase Date; provided, however, that if such Fundamental Change Purchase Date is after a Regular Record Date and on or before the immediately following Interest Payment Date, then the accrued and unpaid interest, if any, on such Notes to be repurchased to, but excluding, such Interest Payment Date shall be paid, on such Interest Payment Date to the Holder of such Notes at the close of business on such Regular Record Date (without any surrender of such Notes by such Holder), and the Holder exercising its Fundamental Change Purchase Right with respect to such Notes shall not be entitled to any such accrued and unpaid interest unless such Holder was also the Holder of such Notes at the close of business on such Regular Record Date.

Section 13.02.    Procedures to Exercise a Fundamental Change Purchase Right.

(a)    Procedures for Beneficial Interests in Global Notes. To exercise Fundamental Change Purchase Right, a holder of a beneficial interest in a Global Note must comply with the Depositary’s procedures for tendering a beneficial interest in such Global Note. To withdraw an exercise of the Fundamental Change Purchase Right with respect to a beneficial interest in a Global Note, the holder of such beneficial interest must, no later than the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date, comply with the Depositary’s applicable procedures for withdrawing a beneficial interest in such Global Note for which a Purchase Notice has been submitted.

(b)    Procedures for Certificated Notes. To exercise Fundamental Change Purchase Right with respect to a certificated Note, the Holder thereof must deliver, on or before the Business Day immediately preceding the Fundamental Change Purchase Date, such Note, duly endorsed for transfer, together with a written Purchase Notice duly completed, to the Paying Agent, which Purchase Notice shall state:

(i)    the certificate number(s) of such Note;

(ii)    the portion of the principal amount of such Note to be purchased, which shall be $1,000 or a positive integral multiple thereof; and

(iii)    that such Note is to be purchased by the Company pursuant to this Article 13;

provided, however, that such Holder shall have the right to withdraw such Purchase Notice by delivery, at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date, of a written notice of withdrawal to the Paying Agent, which shall state:

(i)    the certificate number(s) of such Note to be withdrawn;

(ii)    the principal amount of such Note to be withdrawn, which must be $1,000 or a positive integral multiple thereof; and

(iii)    the principal amount, if any of such Note that remains subject to such Purchase Notice, which principal amount shall be $1,000 or a positive integral multiple thereof.

Upon the delivery of a Note for repurchase pursuant to this Section 13.02(b), the Holder thereof shall be entitled to receive, from the Paying Agent, a non-transferable receipt of deposit evidencing such delivery.

Section 13.03.    Notice of Fundamental Change. On or before the twentieth (20th) calendar day after the occurrence of a Fundamental Change, the Company shall provide the Holders, the Trustee and the Paying Agent with a notice (the “Fundamental Change Notice”) that states the following:

(a)    a description of the Fundamental Change (including the events causing such Fundamental Change) and the resulting Fundamental Change Purchase Right Purchase Right;

(b)    whether such Fundamental Change constitutes a Make-Whole Fundamental Change;

(c)    the date of such Fundamental Change;

(d)    the last date on which a Holder may exercise such Fundamental Change Purchase Right;

(e)    the Fundamental Change Purchase Date;

(f)    the Fundamental Change Purchase Price, plus accrued and unpaid interest to, but excluding, such Fundamental Change Purchase Date;

(g)    the name and address of the Paying Agent and the Conversion Agent;

(h)    the Conversion Rate in effect on the date the Company delivers such Fundamental Change Notice and, if applicable, any adjustment to the Conversion Rate that will apply, if at all, in connection with such Fundamental Change pursuant to Section 12.13;

(i)    that a Holder may convert Notes for which it has tendered a Purchase Notice only if the Holder withdraws the purchase notice in accordance with the Indenture;

(j)    the procedures that a Holder must follow to exercise such Fundamental Change Purchase Right; and

(k)    that on and after such Fundamental Change Purchase Date (unless there shall be a Default in the payment of the consideration payable upon such Purchase Upon Fundamental Change), interest on each Note for which the Fundamental Change Purchase Right has been exercised will (except as provided in the provision to Section 13.01) cease to accrue, and all rights of a Holder with respect to such Note shall terminate, other than the right to receive, in accordance herewith, the consideration payable to repurchase such Note in accordance herewith.

Nothing in this Section 13.03 shall relieve the Company of obligations, if any, it may have pursuant to Section 12.01(a)(iii) with respect to a Fundamental Change.

No failure of the Company to deliver a Fundamental Change Notice shall limit any Holder’s right to exercise a Fundamental Change Purchase Right.

Section 13.04.    Payment of the Fundamental Change Purchase Price. Subject to the provisions of this Article 13, the Company shall pay, or cause to be paid, the Fundamental Change Purchase Price, plus, if applicable and subject to the proviso to Section 13.01, accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Purchase Date, with respect to each Note that is to be repurchased upon a Purchase Upon Fundamental Change, to the Holder thereof no later than the later of the Fundamental Change Purchase Date and the time such Note (together with all necessary endorsements) is surrendered or transferred, by book-entry, to the Paying Agent. Prior to 10:00 A.M., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with a Paying Agent money, in funds immediately available on the Fundamental Change Purchase Date, sufficient to pay the consideration payable as herein provided upon a Purchase Upon Fundamental Change for all of the Notes that are to be repurchased by the Company on such Fundamental Change Repurchase Date pursuant to a Repurchase Upon Fundamental Change. The Paying Agent shall return to the Company, as soon as practicable, any money not required for such purpose.

If the Paying Agent holds money on the Fundamental Change Purchase Date sufficient to pay the consideration payable as herein provided upon Purchase Upon Fundamental Change, then on and after the Fundamental Change Purchase Date (unless there shall be a Default in the payment of such consideration), the Notes as to which the Fundamental Change Purchase Right has been duly exercised shall (except as provided in the provision to Section 13.01) cease to bear interest, and all rights of the Holders with respect to such Notes shall terminate, other than the right to receive, in accordance herewith, such consideration.

Section 13.05.    Conversion Rights. Notes with respect to which a Purchase Notice has been duly delivered may be converted pursuant to Article 12, if otherwise convertible in accordance with Article 12, only if such Purchase Notice has been withdrawn in accordance herewith or if there shall be a Default in the payment of the consideration payable as herein provided upon Purchase Upon Fundamental Change.

Section 13.06.    Repurchases in Part. If a Note is tendered (together with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or its attorney duly authorized in writing) for Purchase Upon Fundamental Change only in part, then the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, of the same tenor and in aggregate principal amount equal to the portion of such Note not duly submitted for Purchase Upon Fundamental Change.

Section 13.07.    Compliance with Securities Laws. If the option granted to Holders to require the Company to repurchase Notes upon the occurrence of a Fundamental Change is determined to constitute a tender offer, then the Company shall comply with all applicable tender offer rules under the Exchange Act, including Rule 13e-4 and Regulation 14E thereunder and will file a Schedule TO or any other schedules required under the Exchange Act.

Section 13.08.    No Repurchase During Continuing Events of Default. Notwithstanding anything to the contrary in the Indenture, the Notes or the Establishing Certificate, there shall be no purchase of any Notes pursuant to this Article 13 if there has occurred and is continuing an Event of Default with respect to the Notes, other than an Event of Default that would be cured by the payment of the consideration payable as herein provided for the repurchase of Notes as to which the related Fundamental Change Purchase Right has been exercised.

* * *

13.    Notwithstanding anything to the contrary in the Indenture, for purposes of the Notes, each instance of the capitalized term “Depository” in the Indenture shall be deemed to be replaced with the term “Depositary”.

14.    Notwithstanding anything to the contrary in the Indenture, the first sentence of Section 7.1 of the Indenture shall, for purposes of the Notes, be deemed to be replaced in its entirety with the following:

“The Company shall not consolidate or merge with or into, or sell, lease or otherwise transfer all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to, any Person unless:

(1)    the person formed by or surviving any such consolidation or merger (if other than the Company) or which acquires such assets:

(A)    is a corporation, limited partnership or limited liability company organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; and

(B)    expressly assumes by, supplemental indenture hereto, all of the Company’s obligations under the Notes and the Indenture; and

(2)    immediately after giving effect to such transaction, no Default or Event of Default with respect to the Notes shall have occurred and be continuing.”

15.    Notwithstanding anything to the contrary in the Indenture, the Notes or this Certificate, the following events, and only the following events, shall constitute an Event of Default with respect to the Notes (which events shall be deemed, for purposes of the Notes, to replace the events listed in Section 5.1 of the Indenture):

(a)    a default in the payment of any interest on any Note when due and payable, and the continuance of such default for thirty (30) days;

(b)    a default in the payment of any principal of any Note when due (whether at the Final Maturity Date, upon Purchase Upon Fundamental Change or otherwise);

(c)    the Company’s failure to deliver the Conversion Consideration due upon the conversion of any Note and the continuance of such failure for a period of five (5) Business Days;

(d)    the Company’s failure to give a Fundamental Change Notice in accordance with Section 13.03 or a notice in accordance with Section 12.01(a)(iii), in each case when due and the continuance of such failure for a period of five (5) Business Days;

(e)    a default, by the Company, in the performance, or a breach, by the Company, of any covenant or warranty with respect to the Notes that is not covered by clause (a), (b), (c) or (d) above, and the continuance of such default or breach for sixty (60) days after receipt of written notice of such default or breach to the Company by the Trustee or to the Company and the Trustee by Holders of at least twenty five percent (25%) in aggregate principal amount of the outstanding Notes;

(f)    a default under the Company’s indebtedness (other than the Notes) in the payment by the Company, when due, of an aggregate principal amount of such indebtedness exceeding one hundred million Dollars ($100,000,000), or a default, by the Company, under any such indebtedness which results in such indebtedness in an aggregate principal amount exceeding one hundred million Dollars ($100,000,000) becoming or being declared due and payable before the date on which it would otherwise have become due and payable, in each case without such acceleration having been rescinded or annulled, or such indebtedness having been paid in full, or there having been deposited into trust a sum of money sufficient to pay in full such indebtedness, within ten (10) days after receipt of written notice of such default to the Company by the Trustee or to the Company and the Trustee by Holders of at least twenty five percent (25%) in aggregate principal amount of the outstanding Notes;

(g)    the Company, pursuant to or within the meaning of any Bankruptcy Law, (A) commences a voluntary case or proceeding; (B) consents to the entry of an order for relief against it in an involuntary case or proceeding or to the commencement of any bankruptcy or insolvency case or proceeding against it; (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (D) makes a general assignment for the benefit of its creditors; and

(h)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the Company or for all or substantially all of its property; (C) orders the winding up or liquidation of the Company; (D) adjudges the Company a bankrupt or insolvent; or (E) approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect to the Company, and any such order or decree described in this clause (h) remains unstayed and in effect for sixty (60) days.

16.    Notwithstanding anything to the contrary in the Indenture, the Notes or this Certificate, the following clause in the second (2nd) paragraph of Section 5.2 of the Indenture shall be deemed, for purposes of the Notes, to be deleted: “and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided”.

17.    Notwithstanding anything to the contrary in the Indenture, the Notes or this Certificate, Sections 9.8, 9.9 and 9.10 of the Indenture shall not apply to the Notes.

18.    Notwithstanding anything to the contrary in the Indenture, the Notes or this Certificate, for purposes of the Notes:

(a)    the text of Section 8.1(9) of the Indenture shall be replaced in its entirety with the following text: “make any changes to the Indenture to conform the terms of the Notes to the description contained in the Company’s final offering memorandum, dated July 27, 2011, relating to the Notes under the caption ‘Description of the Notes’;”;

(b)    the word “or” at the end of Section 8.1(10) of the Indenture shall be deleted;

(c)    the period at the end of Section 8.1(11) of the Indenture shall be replaced with “; or”;

(d)    Section 8.1(12) shall be inserted in the Indenture immediately after Section 8.1(11) of the Indenture, and such Section 8.1(12) shall read as follows: “make provisions with respect to the conversion rights of the Holders pursuant to Section 12.14.”; and

(e)    subsections (1) through (4), inclusive, of Section 8.2 shall be replaced in their entirety with the following text:

“(1)    change the stated maturity of the principal of, or any installment of principal of, or interest on, the Notes;

(2)    reduce the principal amount of, or any installment of principal of, or interest on, the Notes;

(3)    make any change that impairs or adversely affects the conversion rights of any Notes, except as specifically permitted by the Indenture (including, without limitation, pursuant to Section 12.14);

(4)    reduce the consideration payable upon a Purchase Upon Fundamental Change or amend or modify in any manner adverse to the Holders the Company’s obligation to provide such consideration;

(5)    change the ranking of the Notes;

(6)    change the manner in which the amount of any principal of, or interest on, the Notes is determined

(7)     change the currency in which the payments on the Notes are payable;

(8)    impair any Holder’s right to institute suit for the enforcement of any payment on the Notes on or after the due date therefor;

(9)    reduce the percentage in aggregate principal amount of outstanding Notes whose Holders must consent to a modification or amendment of the Indenture or the Notes;

(10)    reduce the percentage in aggregate principal amount of outstanding Notes whose Holders must consent to a waiver of compliance with any provision of the Indenture or the Notes or a waiver of any Default or Event of Default;

(11)    change any of the Company’s obligations to maintain an office or agency in the places and for the purposes specified herein; or

(12)    modify the provisions of the Indenture with respect to modification and waiver (including waiver of a Default or Event of Default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected Holder.”.

19.    For purposes of the Notes, the following Section 9.13 shall be deemed to be inserted in the Indenture immediately after Section 9.12 of the Indenture:

“Section 9.13. Additional Interest.

(1)    If, at any time during the period beginning six (6) months from the original issuance date of the Notes (such date, the “Original Issuance Date”) and ending on the one (1) year anniversary of the Original Issuance Date (such one (1) year anniversary, the “Free Trade Date”), the Company fails to timely file any report that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (other than reports on Form 8-K) and the Company does not cure such failure to file within fourteen (14) calendar days after the due date for such report, then, subject to clause (6) below, additional interest shall accrue on the Notes from, and including, such due date to, but excluding, the earlier of (i) the Free Trade Date; and (ii) the date on which the Company corrects the its failure to file such report.

(2)    If the Notes or the shares, if any, of Common Stock issuable upon the conversion of the Notes do not become Freely Tradable on and at all times after the Free Trade Date (or the next succeeding Business Day, if the Free Trade Date is not a Business Day) until the Final Maturity Date, then, subject to clause (6) below, additional interest shall accrue on the Notes from, and including, the Free Trade Date to, but excluding, the earlier of (i) the date on which the Notes and such shares become Freely Tradable by a “person” who is not an “affiliate” (each, as defined in Rule 144 under the Securities Act) of the Company; and (ii) the Final Maturity Date.

(3)    If additional interest shall accrue on the Notes pursuant to clause (1) or (2) above, then such additional interest shall accrue on the principal amount of the Notes at the following rates (i) during the period from, and including, the date of the event giving rise to the accrual of additional interest to, and including, the ninetieth (90th) day thereafter, at a rate of one-quarter of one percent (0.25%) per annum; and (ii) from and after the ninety first (91st) day immediately following the date of the event giving rise to the accrual of additional interest, at a rate of one-half of one percent (0.50%) per annum. Notwithstanding anything to the contrary in the Indenture, the Notes or the Establishing Certificate, in no event shall additional interest accrue at a rate that exceeds that set forth in the preceding sentence (even if, for the avoidance of doubt, multiple concurrent events have given rise to the accrual of additional interest).

(4)    Additional interest, if any, shall accrue and be payable in the same manner, and on the same dates, as the stated interest payable on the Notes.

(5)    Notwithstanding anything to the contrary in the Indenture, the Notes or the Establishing Certificate, the occurrence of any event that gives rise to the accrual of interest shall be deemed not to be a Default or Event of Default and the accrual of additional interest shall be the exclusive remedy available to Holders for each such event.

(6)    Notwithstanding anything to the contrary in the Indenture, the Notes or the Establishing Certificate, (i) no additional interest shall accrue on any Note on any day on which a shelf registration statement under the Securities Act is effective under the Securities Act and usable by Holders for the resale, by such Holders, of the Notes, provided such registration under the Securities Act is effected on terms customary for the resale of convertible notes generally offered in reliance upon Rule 144A under the Securities Act; (ii) from and after the date that such a shelf registration statement has remained available for a period of two (2) years, no additional interest shall accrue on the Notes as a result of the failure of the Notes and the shares, if any, of Common Stock issuable upon conversion of the Notes to become Freely Tradable.

(7)    Each reference in the Indenture, the Notes or the Establishing Certificate to “interest” that accrues on the Notes shall include additional interest that accrues on the Notes pursuant to this Section 9.13, unless the context otherwise requires.”

(8)    If the Company is required to pay additional interest to Holders of the Notes pursuant to clause (1) or (2) above, then the Company will provide written notice to the Trustee of its obligation to pay additional interest no later than two (2) days after becoming aware of the event that gives rise to the accrual of additional interest. Prior to each Interest Payment Date on which additional interest is due, the Company shall provide the Trustee with written notice of the amount of additional interest payable on the Notes on such Interest Payment Date. The Trustee shall not at any time be under any duty or responsibility to any Holder of Notes to determine the additional interest, or with respect to the nature, extent or calculation of the amount of additional interest owed, or with respect to the method employed in such calculation of additional interest.”

20.    For purposes of the Notes, the following Section 9.14 shall be deemed to be inserted in the Indenture immediately after Section 9.13 of the Indenture:

“Section 9.14. Rule 144A Information. If, at any time while the Notes are outstanding, the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, then the Company shall, upon the request of a Holder, beneficial owner or prospective purchaser of the Notes or any shares of Common Stock issuable upon the conversion of the Notes, promptly furnish such Holder, beneficial owner or prospective purchaser with the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares pursuant to Rule 144A.”

21.    For purposes of the Notes, the following Section 9.15 shall be deemed to be inserted in the Indenture immediately after Section 9.14 of the Indenture:

“Section 9.15. Calculations in Respect of Notes. Except as otherwise provided in the Indenture, the Company shall be responsible for making all calculations with respect to the Notes called for under the Indenture. The Company shall make each such calculation in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of the Company’s calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holder upon the request of such Holder.”

22.    Notwithstanding anything to the contrary in the Indenture, the Notes or this Certificate, the text of Section 9.6(a) of the Indenture shall, for purposes of the Notes, shall be replaced in its entirety with the following text: “At any time when the Notes are outstanding, each document or report that the Company is required to file with the Commission pursuant to Section 13(a) of 15(d) of the Exchange Act must be filed by the Company with the Trustee within fifteen (15) days after the same is actually filed with the Commission; provided, however, that (i) that the Company shall not be required to deliver to the Trustee any material for which the Company is seeking confidential treatment by the Commission; (ii) documents filed by the Company with the Commission via the EDGAR system shall be deemed to be filed with the Trustee as of the time such documents are filed via EDGAR; and (iii) documents that the Company does not file with the Commission need not be provided to the Trustee pursuant to this Section 9.6.”

23.    For purposes of the Notes, the following Sections 3.13, 3.14 and 3.15 shall be deemed to be inserted in the Indenture immediately after Section 3.12 of the Indenture:

“Section 3.13. Special Transfer Provisions.

(1)    Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar or shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after the Resale Restriction Termination Date; (ii) if requested by the Trustee or the Company, there is delivered to the Trustee and the Company an opinion of counsel reasonably satisfactory to the Trustee and the Company and addressed to the Trustee and the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act; or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Holder selling such Notes has delivered to the Registrar a certification of the same.

(2)    By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in the Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in the Indenture.
Section 3.14. Restrictive Legends.

(1)    Each Note that constitutes a Restricted Security shall bear the following legend (the “Private Placement Legend”) on the face thereof (1) until the first (1st) anniversary of the later of (i) the date of first issuance of such Note and (ii) the last date on which the Company or any “affiliate” (as defined in Rule 144 under the Securities Act) was the owner of such Note (or any predecessor security) (or such shorter period of time as permitted by Rule 144(b)(1) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws, as set forth in an Opinion of Counsel, unless otherwise agreed between the Company and the Holder thereof) (such date, the “Resale Restriction Termination Date”); or (2) as otherwise provided in or permitted by Section 3.13(1):

‘THE OFFER AND SALE OF THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)    REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT; AND

(2)    AGREES FOR THE BENEFIT OF FIDELITY NATIONAL FINANCIAL, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY, OR THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN OR THEREIN BEFORE THE DATE THAT IS THE LATER OF (X) THE DATE THAT IS ONE YEAR AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE HEREOF AND THE LAST DATE THAT THE COMPANY OR ITS AFFILIATES WERE OWNERS HEREOF (OR ANY PREDECESSOR HEREOF), OR SUCH OTHER PERIOD OF TIME AS PERMITTED BY RULE 144(B)(1) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT ONLY:

(A)    TO THE COMPANY OR ANY SUBSIDIARY THEREOF; OR

(B)    PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR

(C)    TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)    PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

BEFORE THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. BEFORE THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.’

(2)    Each Global Note shall bear the following legend on the face thereof:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR

DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 3.5 OF THE INDENTURE.

Section 3.14. Automatic Exchange from Restricted Global Note to Unrestricted Global Note.

Beneficial interests in a Global Note that bears the Private Placement Legend (a “Restricted Global Note”) shall be automatically exchanged (the “Automatic Exchange”) into beneficial interests in a Global Note not bearing the Private Placement Legend (an “Unrestricted Global Note”) without any action required by or on behalf of the Holder thereof. The Company shall, at least fifteen (15) days but not more than thirty (30) days before the Resale Restriction Termination Date, deliver a notice of Automatic Exchange (the “Automatic Exchange Notice”) to each Holder and to the Trustee, which Automatic Exchange Notice shall identify the Notes subject to the Automatic Exchange and shall state: (1) the date of the Automatic Exchange; (2) the CUSIP number of the Restricted Global Note being exchanged; and (3) the CUSIP number of the Unrestricted Global Note for which such Restricted Global Note is being exchanged.

At the Company’s request, upon reasonable prior notice, the Trustee shall deliver, in the Company’s name and at its expense, the Automatic Exchange Notice to each Holder; provided, however, that the form and content of such Automatic Exchange Notice shall be prepared by the Company. In connection with an Automatic Exchange pursuant to this Section 3.14, the Trustee shall be entitled to receive from the Company, and rely conclusively upon, an Officers’ Certificate and an Opinion of Counsel to the Company, each in form and in substance reasonably satisfactory to the Trustee, to the effect that such Automatic Exchange complies with the Securities Act. Upon effecting an Automatic Exchange pursuant to this Section 3.14, the Registrar shall reflect on its books and records the date of such Automatic Exchange and a decrease and increase, respectively, in the principal amount of the applicable Restricted Global Note(s) and the Unrestricted Global Note(s), respectively, equal to the principal amount of beneficial interests transferred pursuant to such Automatic Exchange. If an Unrestricted Global Note is not then outstanding at the time of an Automatic Exchange, then the Company shall execute, and the Trustee shall authenticate and deliver, an Unrestricted Global Note to the Depositary. Following any Automatic Exchange, each resulting Restricted Global Note whose principal amount is reduced to zero (0) shall be cancelled.”

24.    Notwithstanding anything to the contrary in the Indenture, the Notes or this Certificate, Article 4 of the Indenture shall, for purposes of the Notes, be deemed to be replaced in its entirety with the following text:

ARTICE 4. Discharge

Section 4.1. Termination of the Obligations of the Company. This Indenture and the Establishing Certificate shall cease to be of further effect with respect to the Notes if (a) either (i) either (A) all outstanding Notes (other than Notes replaced pursuant to Section 3.6) have been delivered to the Trustee for cancellation or (B) all outstanding Notes have become due and payable at their scheduled maturity or upon Purchase Upon Fundamental Change, and, the case of either clause (A) or clause (B), the Company irrevocably deposits, prior to the applicable due date, with the Trustee or the Paying Agent cash, and, if applicable as herein provided and in accordance herewith, such other consideration, sufficient to pay all amounts due and owing on all outstanding Notes (other than Notes replaced pursuant to Section 3.6) on the Final Maturity Date or Fundamental Change Purchase Date, as the case may be; or (ii) all Notes then outstanding have been duly tendered for conversion after all related Observation Periods (or, in the case of Physical Settlement, Conversion Dates) have lapsed and the Company has delivered the related Conversion

Consideration to the Holders entitled thereto; (b) the Company pays to the Trustee all other sums payable hereunder by the Company with respect to the Notes; (c) no Default or Event of Default with respect to the Notes shall exist on the date of such deposit; (d) such deposit will not result in a breach or violation of, or constitute a Default or Event of Default with respect to the Notes under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; and (e) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture with respect to the Notes have been complied with; provided, however, that Articles 3, and 13, this Article 4 and Sections 6.9, 6.10, 9.1, 9.2, 9.3, 9.13 and 9.15 shall survive any discharge of this Indenture until such time as the Notes have been paid in full and there are no Notes outstanding.

Section 4.2. Application of Trust Money. The Trustee shall hold in trust all money and other consideration deposited with it pursuant to Section 4.1 and shall apply such deposited money and other consideration through the Paying Agent and in accordance with the Indenture to the payment of amounts due on the Notes.

Section 4.3. Repayment to the Company. The Trustee and the Paying Agent shall promptly notify the Company of, and pay to the Company upon the request of the Company, any excess money held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon the written request of the Company any money held by them for the payment of the principal of, or any accrued and unpaid interest on, the notes that remains unclaimed for two (2) years. After such payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors, subject to applicable law, and all liability of the Trustee and the Paying Agent with respect to such money and payment shall, subject to applicable law, cease.

Section 4.4. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or other consideration in accordance with Sections 4.1 or 4.2 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under the Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Sections 4.1 or 4.2; provided, however, that if the Company has made any payment of amounts due with respect to any Notes because of the reinstatement of its obligations, then the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.”

25.    Notwithstanding anything to the contrary in the Indenture, the Notes or this Certificate, for purposes of the Notes, the following changes shall be made to the fourteenth (14th) paragraph of Section 3.5 of the Indenture: (A) the word “or” immediately preceding the “(iii)” shall be deleted; and (B) the following text shall be added immediately before the period in such paragraph: “or (iv) to register the transfer or exchange of any Note surrendered for conversion or subject to a Purchase Notice, except for any portion of such Note that is not to be converted or repurchased pursuant to such purchase notice, as applicable”.

26.    Notwithstanding anything to the contrary in the Indenture, the Notes or this Certificate, the text of Section 1.12 of the Indenture shall, for purposes of the Notes, be deemed to be replaced in its entirety with the following text: “If any Interest Payment Date, any Fundamental Change Purchase Date or the Final Maturity Date shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Indenture, the Notes or the Establishing Certificate) the payment required to be made on such date shall be postponed until the immediately following Business Day and no interest on such payment shall accrue in respect of such delay.”.

27.    Notwithstanding anything to the contrary in the Indenture, the Notes or this Certificate, (i) the registered Holder of a Note shall be treated as the owner of it for all purposes under this Certificate, the Indenture and the Notes; and (ii) members of, or participants in, the Depositary (“Participants”) shall have no rights under the Indenture, the Notes or this Certificate with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. None of the Company, the Trustee, any Paying Agent, the Conversion Agent or any Registrar will have any responsibility or liability for any aspect of the Depositary's records relating to, or payments made on account of, beneficial ownership interests in a Global Note or for maintaining, supervising or reviewing any of the Depositary's records relating to such beneficial ownership interests, or for transfers of beneficial interests in the Notes or any transactions between or among the Depositary, the Participants and the beneficial owners. Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by a Depositary or impair, as between a Depositary and such holders of beneficial interest, the operation of customary practices governing the exercise of the rights of the Depositary (or its nominees) as Holder of the Notes.

28.    Notwithstanding anything to the contrary in the Indenture, the Notes or this Certificate, the following changes shall, for purposes of the Notes, be made to the definition of the term “Outstanding” in the Indenture: (A) the word “and” immediately following the semi-colon in clause (iii) of such definition shall be deleted; (B) clause (v) shall be added to such definition immediately after clause (iv) to such definition, which clause (v) shall consist of the following text: “(v) each Note that has been converted in accordance with Article 12 (effective as of the Conversion Date of such Note); and”; and (C) clause (vi) shall be added to such definition immediately after clause (v) to such definition, which clause (v) shall consist of the following text: “(vi) each Note that has been repurchased pursuant to a Purchased Upon Fundamental Change (effective as of the related Fundamental Change Purchase Date);”.

29.    Article 10 of the Indenture shall not apply to the Notes, and the Notes shall not be redeemable at the election of the Company prior to the Final Maturity Date.

30.    There shall be no obligation of the Company to redeem or purchase the Notes pursuant to any sinking fund or analogous provisions. Article 11 of the Indenture shall not apply to the Notes.

31.    The Notes shall be issued in fully registered form as Registered Securities (and shall in no event be issuable in the form of Bearer Securities) and, notwithstanding anything to the contrary in the Indenture, the Notes or this Certificate, shall be issued only in denominations of one thousand Dollars ($1,000) or any amount in excess thereof which is an integral multiple of one thousand Dollars ($1,000). The Notes shall be denominated, and all payments thereon shall be made, in Dollars.

32.    The principal amount of the Notes shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.2 of the Indenture, and the Notes shall not constitute an Original Issue Discount Security.

33.    No Additional Amounts shall be payable on or in respect of the Notes.

34.    The Notes shall initially be issued in global form. The Depository Trust Company shall be the initial Depositary for the Notes. The Notes shall be transferred only in accordance with Sections 3.5 and 3.13 of the Indenture. Beneficial interests in Notes issued in global form shall be exchangeable for certificated Securities representing such Notes only in the circumstances set forth in the seventh (7th) paragraph of Section 3.5 of the Indenture.

35.    For purposes of the Notes, the following sentence shall be inserted at the end of the first paragraph of Section 1.6 of the Indenture: “For avoidance of doubt, notice to any Holder(s) of any Security that is issued in global form and registered in the name of a Depositary or a nominee thereof shall be sufficient in all respects if given in compliance with the rules, policies, procedures, practices or instructions of such Depositary.”

36.    For avoidance of doubt, (i) the phrase “accrued interest” in Section 5.2 of the Indenture refers to accrued and unpaid interest; and (ii) the phrase “interest upon installments of interest” in Section 5.2(1) of the Indenture refers to interest upon overdue installments of interest.

37.     The office of the Trustee, as designated from time to time by the Trustee, shall be a Place of Payment for the Notes.

F.    The form of the global Security representing the Notes is attached hereto as Exhibit B.

G.    The Notes shall be initially issued on the date hereof.

H.    The Trustee is appointed as the initial Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent.

I.    The foregoing form and terms of the Notes have been established in conformity with the provisions of the Indenture.

J.    The undersigned have read the provisions of Sections 3.1 and 3.3 of the Indenture and the definitions relating thereto and the resolutions adopted by the Board of Directors of the Company delivered herewith and have examined the form of global Security representing the Notes. Each of the undersigned certifies that, in his opinion, (i) he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not all conditions precedent provided in the Indenture relating to the establishment, authentication and delivery of the series of Securities under the Indenture designated as the Notes in this Certificate have been complied with; and (ii) all such conditions precedent have been complied with.

K.    The undersigned, by execution of this Certificate, hereby certify that attached hereto as Exhibits A and B, respectively, are (i) copies of resolutions duly adopted by the Board of Directors of the Company on June 1, 2011, July 18, 2011 and July 27, 2011 pursuant to which the issuance of the Notes has been approved and the authority to set and establish the terms of the Notes in this Certificate and pursuant to Sections 2.1 and 3.1 of the Indenture has been granted to the undersigned; and (ii) the form of global Security representing the Notes as approved by the undersigned.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Indenture.

IN WITNESS WHEREOF, each of the undersigned has hereunto set his hand as of the date first set forth above.

/s/ Anthony J. Park
Anthony J. Park
Executive Vice President and
Chief Financial Officer

/s/ Michael L. Gravelle
Michael L. Gravelle
Executive Vice President, General Counsel and
Corporate Secretary

EXHIBIT A

RESOLUTIONS
OF
THE BOARD OF DIRECTORS
OF
FIDELITY NATIONAL FINANCIAL, INC.

A- 1

EXHIBIT B

No. ____                                        CUSIP No.: ____________

FORM OF 4.25% CONVERTIBLE SENIOR NOTE DUE 2018

FIDELITY NATIONAL FINANCIAL, INC., a Delaware corporation, promises to pay to Cede & Co., or its registered assigns, the principal sum of three hundred million U.S. dollars ($300,000,000.00) on August 15, 2018, and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.

Interest Payment Dates: February 15 and August 15, with the first Interest Payment Date to be February 15, 2012

Regular Record Dates: February 1 and August 1

Authenticated: _________________

Dated: _______________

FIDELITY NATIONAL FINANCIAL, INC.

By:

Name:	Name:
Title:	Title:

Certificate of Authentication

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee, certifies that this is one of the Securities of the series described in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee

By:
Authorized Signatory

FIDELITY NATIONAL FINANCIAL, INC.

4.25% CONVERTIBLE SENIOR NOTE DUE 2018

[INSERT APPLICABLE LEGENDS]

1.    INDENTURE. This Note was issued under the Indenture (the “Base Indenture”), dated as of December 8, 2005, between Fidelity National Title Group, Inc. (as predecessor in interest to the Company), a Delaware corporation (the "Company"), and The Bank of New York Trust Company, N.A. (now known as The Bank of New York Mellon Trust Company, N.A.), as Trustee, as amended by the First Supplemental Indenture (the “First Supplemental Indenture”), dated as of January 6, 2006, between such parties, and by the Second Supplemental Indenture (the “Second Supplemental Indenture,” and the Base Indenture, as amended by the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), dated as of May 5, 2010, between such parties. The terms of this Note were established pursuant to an Officers’ Certificate, dated August 2, 2011 (the “Establishing Certificate”), which modifies certain provisions of the Indenture for purposes of this Note. The terms of this Note include those stated in the Indenture (as modified by the Establishing Certificate), those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (“TIA”), and those set forth in the Establishing Certificate. This Note is subject to all such terms, and Holders are referred to the Indenture and the Establishing Certificate. The Company will provide a copy of the Indenture and the Establishing Certificate, without charge, upon written request to the Company sent to 601 Riverside Avenue, Jacksonville, Florida 32204, Attention: Corporate Secretary. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Establishing Certificate or in the Indenture, as modified by the Establishing Certificate.

2.    INTEREST. The Company promises to pay interest on the principal amount of this Note at the rate of 4.25% per annum, payable semiannually in arrears on February 15 and August 15 of each year (each, an “Interest Payment Date”), commencing on February 15, 2012, until the principal is paid or made available for payment. Interest on this Note will accrue from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, the date hereof, in each case to, but excluding, the next Interest Payment Date or August 15, 2018, as the case may be. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. In addition, the Company shall, in the circumstances set forth in Section 9.13 of the Indenture, pay additional interest on this Note in the manner provided in such section.

3.    METHOD OF PAYMENT. the Company shall make payments of interest on, principal of, and any cash Conversion Consideration of, (i) Notes of which the Holder is a Depositary, or its nominee, as holder of Notes in global form (such Notes, “Global Notes”), by wire transfer of immediately available funds; and (ii) each other Note, at the Company’s option, either by check mailed to the Holder of such Note or by wire transfer in immediately available funds to such Holder’s account within the United States.

4.    PAYING AGENT,REGISTRAR, AND CONVERSION AGENT. Initially, The Bank of New York Mellon Trust Company, N.A., shall act as Paying Agent, Registrar and Conversion Agent. The Company may change or appoint any Paying Agent, Registrar, co-Registrar or Conversion Agent without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-Registrar.

5.    PERSONS DEEMED OWNERS. The registered Holder or Holders of this Note shall be treated as owners of it for all purposes.

6.    OPTIONAL REDEMPTION. The Notes shall not be redeemable at the election of the Company prior to the Final Maturity Date.

7.    REPURCHASE AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE. Upon the occurrence of a Fundamental Change, Holders may require the Company to repurchase their notes in accordance with Article 13 of the Indenture.

8.    CONVERSION. If certain conditions are satisfied, this Note is convertible pursuant and subject to Article 12 of the Indenture, into consideration that consists, at the Company’s election, of cash, shares of Common Stock or a combination of cash and shares of Common Stock.

9.    LEGAL HOLIDAYS. If any Interest Payment Date, any Fundamental Change Purchase Date or the Final Maturity Date shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of the Indenture, the Notes or the Establishing Certificate), the payment required to be made on such date shall be postponed until the immediately following Business Day and no interest on such payment shall accrue in respect of such delay.

10.    UNCLAIMED MONEY. Subject to the terms of the Indenture, if money for the payment of principal or interest remains unclaimed for two (2) years, the Trustee or Paying Agent shall pay the money back to the Company at its request, and thereafter Holders entitled to the money shall, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

11.    AMENDMENT, SUPPLEMENT. Subject to certain exceptions, the Indenture or this Note may be amended or supplemented with the consent of at least a majority in aggregate principal amount of the Holders affected by the amendment. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or this Note to, among other things, cure certain ambiguities or correct certain mistakes or to create another series of Notes and establish its terms.

12.    DEFAULTS AND REMEDIES.

If an Event of Default with respect to the Outstanding Notes of the same series as this Note occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of all Outstanding Notes of the same series as this Note, by written notice to the Company (and, if given by the Holders, to the Trustee), may declare the principal of and accrued and unpaid interest, if any, on the aggregate principal amount of all Outstanding Notes to be due and payable, and upon any such declaration, such principal and interest, if any, shall be immediately due and payable.

At any time after such a declaration of acceleration with respect to this Note has been made, the Holders of a majority in aggregate principal amount of all Outstanding Notes of the same series as this Note, by written notice to the Trustee, may rescind and annul such declaration and its consequences as provided, and subject to satisfaction of the conditions set forth, in the Indenture.

13.    TRUSTEE DEALINGS WITH COMPANY. Subject to the TIA, to the extent applicable, The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

14.    NO RECOURSE AGAINST OTHERS. No director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under this Note or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting this Note, waives and releases all such liability. Such waiver and release are part of the consideration for the issue of this Note.

15.    DISCHARGE OF INDENTURE. Article 4 of the Indenture contains certain provisions pertaining to discharge of the Indenture.

16.    AUTHENTICATION. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

17.    GOVERNING LAW. This Note shall be governed by and construed in accordance with the internal laws of the State of New York.

18.    ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

[FORM OF ASSIGNMENT]

I or we assign to
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

(please print or type name and address)

the within Note and all rights thereunder, and hereby irrevocably constitute and appoint

Attorney to transfer the Note on the books of the Company with full power of substitution in the premises.

Dated:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a garantor institution participating in the Notes Transfer Agents Medallion Program or in such other guarantee program accetable to the Trustee.

Signature Guarantee:

In connection with any transfer of this Note occurring prior to the Resale Restriction Termination Date, the undersigned confirms that it is making the transfer:

[Check One]

(1)	to the Company or any Subsidiary thereof, or
(2)	pursuant to, and in compliance with, the exemption from registration provided by Rule 144A under the Notes Act of 1933, as amended, or
(3)	pursuant to, and in compliance with, the exemption from registration provided by Rule 144 under the Notes Act of 1933, as amended, or
(4)	pursuant to, and in compliance with, an exemption from registration under the Notes Act of 1933, as amended, other than Rule 144A or Rule 144, or
(5)	pursuant to an effective registration statement under the Notes Act of 1933, as amended, and, unless the box below is checked, the undersigned confirms that this Note is not being transferred to an “affiliate” of the Company (an “Affiliate”) as defined in Rule 144 under the Notes Act of 1933, as amended:

☐	The transferee is an Affiliate of the Company.

Unless one of the items (1) through (5) is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3) or (4) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Notes Act of 1933, as amended. If item (2) is checked, the purchaser must complete the certification below.

If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Notes Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A and acknowledges that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be signed by an executive officer

CONVERSION NOTICE

To convert this Note in accordance with the Indenture, check the box:	☐

To convert only part of this Note, state the principal amount to be converted (must be in integral multiples of $1,000):

$
If you want the stock certificate representing the shares of Common Stock, if any, issuable upon conversion made out in another person’s name, then fill in the form below:

(Insert other person's soc. sec. ot tax I.D. no.)

(Print or type other person’s name, address and zip code)

Date:	Siganture(s):
(Sign exactly as your name(s) appear(s) on the other side of this Note)

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Notes Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE

Certificate No. of Note: ___________

If you want to elect to have this Note purchased by the Company pursuant to Article 13 of the Indenture,

check the box	☐

If you want to elect to have only part of this Note purchased by the Company pursuant to Article 13 of the Indenture, as applicable, then state the principal amount to be so purchased by the Company:

$ __________________________________
(in an integral multiple of $1,000)

Date:	Siganture(s):
(Sign exactly as your name(s) appear(s) on the other side of this Note)

Signature(s) guaranteed by:
(All signatures must be guaranteed by a guarantor institution participating in the Notes Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this global Note for an interest in another global Note or for Notes in certificated form, have been made:

	Amount of decrease in Principal amount of this Global Note	Amount of Increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian
Date of Exchange